Exhibit 3.33

ARTICLES OF INCORPORATION

OF

POLYMER COMPOSITES, INC.

The undersigned natural person of the age of twenty-one years or more, acting as incorporator of a corporation under the provisions of the Minnesota Business Corporation Act, being Chapter 301 of Minnesota Statutes, as amended, adopts the following Articles of Incorporation.

ARTICLE I.

The name of this Corporation shall be Polymer Composites, Inc.

ARTICLE II.

The duration of this Corporation shall be perpetual.

ARTICLE III.

The purposes for which this Corporation is organized are as follows:

a.                                       General business purposes.

b.                                      To do everything necessary, proper, advisable or convenient for the accomplishment of the purposes hereinabove set forth, and to do all other things incidental thereto or connected therewith, which are not forbidden by the laws under which this Corporation is organized, by other laws, or by these Articles of Incorporation.

c.                                       To carry out the purposes hereinabove set forth in any state, territory, district or possession of the United States, or in any foreign country, to the extent that such purposes are not forbidden by the laws thereof; and in the case of any state, territory, district or possession of the United States, or any foreign country, in which one or more of such purposes are forbidden by law, to limit, in any certificate for application to do business, the purpose or purposes which the Corporation proposes to carry on therein to such as are not forbidden by the law thereof.

ARTICLE IV.

This Corporation shall have all the powers granted to private corporations organized for profit by said Minnesota Business Corporation Act, and in furtherance and not in limitation of the powers conferred by the laws of the State of Minnesota upon corporations organized for the foregoing purposes, the Corporation shall have the power:

a.                                       To acquire, hold, mortgage, pledge or dispose of the shares, bonds, securities or other evidences of indebtedness of the United States of America or of any domestic or foreign corporation, and while the holder of such shares, to exercise all the privileges of ownership, including the right to vote thereon, to the same extent as a natural person might or could do, by the president of this Corporation or by proxy appointed by him, unless some other person, by resolution of the Board of Directors, shall be appointed to vote such shares.

b.                                      To purchase or otherwise acquire on such terms and in such manner as the By-laws of this Corporation from time to time provide, and to own and hold shares of the capital stock of this Corporation, and to reissue the same from time to time.

c.                                       When and as authorized by the vote of the holders of not less than a majority of the shares entitled to vote, at a shareholders’ meeting called for that purpose or when authorized upon the written consent of the holders of a majority of such shares, to sell, lease, exchange, or otherwise dispose of all, or substantially all, of its property and assets, including its good will, upon such terms and for such considerations, which may be money, shares, bonds, or other instruments for the payment of money or other property, as the Board of Directors deems expedient or advisable.

d.                                      To acquire, hold, lease, encumber, convey, or otherwise dispose of, either alone or in conjunction with others, real and personal property within or without the state; and to take real and personal property by will or gift.

e.                                       To acquire, hold, take over as a going concern and thereafter to carry on, mortgage, sell or otherwise dispose of, either alone or in conjunction with others, the rights, property and business of any person, entity, partnership, association, or corporation heretofore or hereafter engaged in any business, the purpose of which is similar to the purposes set forth in Article III of these Articles of Incorporation.

f.                                         To enter into any lawful arrangement for sharing of profits, union of interest, reciprocal association, or cooperative association with any corporation, association, partnership, individual, or other legal entity, for

2

the carrying on of any business, the purpose of which is similar to the purposes set forth in Article III of these Articles of Incorporation, and insofar as it is lawful, to enter into any general or limited partnership, the purpose of which is similar to such purposes.

ARTICLE V.

Any agreement for consolidation or merger with one or more foreign or domestic corporations may be authorized by vote of the holders of a majority of the shares entitled to vote.

ARTICLE VI.

The location and post office address of the registered office of this Corporation in the State of Minnesota is 500 Roanoke Building, Minneapolis, Minnesota 55402.

ARTICLE VII.

The aggregate number of shares which this Corporation shall have authority to issue is 250,000 shares with a par value of $.10 per share, having an aggregate par value of $25,000, which shall be known as “Common Stock”.

a.                                       The holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of earnings or surplus legally available therefor, dividends, payable either in cash, in property or in shares of the capital stock of the Corporation.

b.                                      The Common Stock may be allotted as and when the Board of Directors shall determine and, under and pursuant to the laws of the State of Minnesota, the Board of Directors shall have the power to fix or alter, from time to time, in respect to shares then unallotted, any or all of the following:  the dividend rate; the redemption price; the liquidation price; the conversion rights and the sinking or purchase fund rights of shares of any class, or of any series of any class, or the number of shares constituting any series of any class.

c.                                       The Board of Directors shall also have the power to fix the terms, provisions and conditions of options to purchase or subscribe for, or rights to convert any of its securities into, shares of any class or classes, including the price and conversion basis thereof, and to authorize the issuance thereof.

3

e.                                       No holder of stock of the Corporation shall be entitled to any cumulative voting rights.

d.                                      No holder of stock of the Corporation shall have any preferential, pre-emptive, or other right of subscription to any shares or any class of stock of the Corporation allotted or sold or to be allotted or sold and now or hereafter authorized, or to any obligations convertible into stock of the Corporation of any class, nor any right of subscription to any part thereof.

ARTICLE VIII.

The minimum amount of stated capital with which this Corporation shall commence business is $1,000.00.

ARTICLE IX.

Meetings of the shareholders, whether annual or special, shall be held at the registered office of the Corporation at such time and date as may be fixed by the By-laws, or at any other place designated by the Board of Directors pursuant to the By-laws or consented to in writing by all of the shareholders entitled to vote thereat.

ARTICLE X.

Section 1.  The Business of this Corporation shall be managed by a Board of Directors, who shall be elected at the annual meeting of the shareholders.  A director need not be a shareholder.

Section 2.  The Board of Directors shall have authority to make and alter By-laws, subject to the power of the shareholders to change or repeal such By-laws, provided, the Board shall not make or alter any By-law fixing the qualifications, classifications, term of office or number of directors except the Board may make or alter any By-laws to increase their number.

Section 3.  The name and post office address of the first Director, whose term of office shall extend until the first annual meeting of the shareholders or until his successor is duly elected and qualified, is a follows:

4

Jerry F. Rotman	500 Roanoke Building Minneapolis, Minnesota 55402

ARTICLE XI.

The name and post office address of the incorporator of this Corporation is as follows:

Jerry F. Rotman	500 Roanoke Building Minneapolis, Minnesota 55402

ARTICLE XII.

Any provision contained in these Articles of Incorporation may be amended solely by the affirmative vote of the holders of a majority of the stock entitled to vote.

IN WITNESS WHEREOF, I have hereunto set my hand this 28th day of October, 1980.

/s/ Jerry F. Rotman
Jerry F. Rotman

STATE OF MINNESOTA	)
) as
COUNTY OF HENNEPIN	)

Be it remembered that on this 29 day of October, 1980, before the undersigned, a Notary Public in and for the County of Hennepin and State of Minnesota, personally appeared Jerry F. Rotman, to me known to be the person described in and who executed the foregoing Articles of Incorporation, acknowledged the execution of the same to be his voluntary act and deed, for the purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal on the day and year last above written.

/s/ Patricia A. Blackburn

5

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
POLYMER COMPOSITES, INC.

We, the undersigned, RONALD C. HAWLEY, President, and JUNE E. HAWLEY, Secretary, of POLYMER COMPOSITES, INC., a corporation subject to the provisions of Chapter 301 of Minnesota Statutes Annotated, known as the Minnesota Business Corporation Act, do hereby certify that at a special meeting of shareholders of said Corporation, notice of such meeting, proposal to amend and nature of such proposal having been mailed to each shareholder entitled to vote thereon at least ten days prior to such meeting, held at 500 Roanoke Building, in the City of Minneapolis, County of Hennepin and State of Minnesota, as designated in such notice, on the 29th day of September, 1962, resolutions as hereinafter set forth were adopted by the affirmative vote of the holders of a majority of the outstanding shares of common stock of said Corporation entitled to vote thereon, as permitted by the Articles of Incorporation of the Corporation:

RESOLVED, that Article VII of the Articles of Incorporation of the Corporation be and the same is hereby amended by deleting Paragraph e. thereof and inserting the following in lieu thereof:

“Article VII

e.                                       The holders of stock of the Corporation shall have the preemptive right to acquire unissued securities or rights to purchase securities of the Corporation before the Corporation may offer them to other persons.  The fraction of the new issue that each stockholder may acquire by exercise of such preemptive right shall be the ratio that the number of shares of that class or series of stock owned by the stockholder before the new issue bears to the total number or shares of that class or series issued and outstanding before the new issue.  Notwithstanding the foregoing, no holder of stock of the Corporation shall have any preferential, preemptive or other right of subscription to any shares issued pursuant to an employee stock option plan duly adopted by the Board of Directors.”

FURTHER RESOLVED, that the appropriate officers of the Corporation be and the same are hereby authorized, empowered and directed to prepare and file a Certificate of Amendment, containing such amendment, with the Secretary of State of the State of Minnesota.

IN WITNESS WHEREOF, we have subscribed our names and caused the corporate seal of said Corporation to be hereto affixed this 29th day of September, 1982.

/s/ Ronald C. Hawley
Ronald C. Hawley
President

/s/ June E. Hawley
June E. Hawley
Secretary

State of Minnesota	)
) ss.
County of Hennepin	)

The foregoing instrument was acknowledged before me this 29th day of September, 1982 by RONALD C. HAWLEY and JUNE E. HAWLEY, the President and Secretary, respectively, of POLYMER COMPOSITES, INC., a Minnesota corporation, on behalf of the Corporation.

/s/ Matthew L. Levitt
Notary Public

CERTIFICATE OF
AMENDMENTS OF ARTICLES
OF INCORPORATION OF
POLYMER COMPOSITES, INC.

Pursuant to the provisions of Minnesota Statutes, Section 302A.135, the following amendments to the Articles of Incorporation regulating POLYMER COMPOSITES, INC. were adopted on May 23, 1984, by the shareholders of the corporation to be effective as of the date of the filing of these Amendments with the Secretary of State of Minnesota.

RESOLVED, that Article VII of the Articles of Incorporation of this Corporation, as amended be and the same is hereby further amended to read as follows:

“Article VII

The aggregate number of shares which this Corporation shall have authority to issue is 2,500,000 with a par value of $.01 per share, having an aggregate par value of $25,000, which shall be known as “Common Stock.”

FURTHER RESOLVED, that Article VII, Paragraph e, of the Articles of Incorporation of this Corporation, as amended, be and the same is hereby further amended by deleting said Paragraph e in its entirety and inserting in lieu thereof the following:

“Article VII

e.                                       No holder of stock of the corporation shall have any preferential, pre-emptive, or other right of subscription to any shares or any claim of stock of the Corporation allotted or sold or to be allotted or sold and now or hereafter authorised, or to any obligations convertible into stock of the Corporation of any class, nor any right of subscription to any part thereof.”

FURTHER RESOLVED, that the appropriate officers of the Corporation be and the same are hereby authorised, empowered and directed to prepare and file a Certificate of Amendment, containing such amendments, with the Secretary of State of the state of Minnesota.

The undersigned swears that the foregoing is true and correct and that the undersigned has the authority to sign this document on behalf of the corporation.

Signed:	/s/ Ronald C. Hawley
Ronald C. Hawley
President and Chief
Executive Officer

/s/ June E. Hawley
June E. Hawley
Secretary

STATE OF MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)

The foregoing instrument was acknowledged before me this 23rd day of May, 1984, by Ronald C. Hawley, the President and Chief Executive Officer, and by June E. Hawley, the Secretary of Polymer Composites, Inc. on behalf of said corporation.

/s/ Matthew L. Levitt
Notary Public

CERTIFICATE OF CHANGE OF REGISTERED OFFICE

The undersigned does hereby certify that, on October 24, 1984 at a meeting duly hold, the Directors of Polymer Composites, Inc., a Minnesota corporation, unanimously adopted the following resolutions changing the registered office of the Corporation:

RESOLVED that the registered office of Polymer Composites, Inc. be changed from 500 Roanoke Building, Minneapolis, Minnesota 55402 to 2400 IDS Center, Minneapolis, Minnesota, 55102;

FURTHER RESOLVED that the effective date of the change of registered office shall be November 1, 1984;

FURTHER RESOLVED that the proper officers of this corporation be, and they hereby are, authorized and directed to do all things necessary or proper to make effective of record this change of registered office.

/s/ Brian D. Shiffman
Brian D. Shiffman, Secretary

STATE OF MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)

On this 6th day of November, 1984, before me, a Notary Public within and for said County, personally appeared Brian D. Shiffman to me personally known, who, being by me duly sworn did may that he is the Secretary of the corporation named in the foregoing instrument, and that said instrument was signed in behalf of said corporation by authority of its Board of Directors, and said Brian D. Shiffman acknowledged said instrument to be the free act and deed of said corporation.

/s/ Kathryn M. Kelly
Notary Public

CERTIFICATE OF RESTATED
ARTICLES OF INCORPORATION OF
POLYMER COMPOSITES, INC.

I, Paul D. Ness, the Secretary of Polymer Composites, Inc., a corporation subject to Minnesota Statutes, Chapter 302A, do hereby Certify that, pursuant to action taken by a majority vote of the outstanding voting shares of the Corporation present in person or by proxy at a special meeting of the shareholders held on February 12, 1986, the shareholders, effective as of February 12, 1986, approved and adopted the following Restated Articles of Incorporation to supersede and take the place of the existing Articles of Incorporation, as amended.

ARTICLE 1 – NAME

1.1)                             The name of the corporation shall be Polymer Composites, Inc.

ARTICLE 2 – REGISTERED OFFICE

2.1)                             The registered office of the corporation is located at 5152 West Sixth Street, Goodview, Minnesota 55987.

ARTICLE 3 - CAPITAL STOCK

3.1)                             Authorized Shares.  The aggregate number of shares the corporation has authority to issue shall be 2,500,000 shares, which shall have a par value of $.01 per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of the corporation, and which shall consist of 2,300,000 shares of voting Common Stock and 200,000 shares of Nonvoting Common Stock.

3.2)                             Issuance of Shares.  The Board of Directors of the corporation is authorized from time to time to accept subscriptions for, issue, sell and deliver shares of any claws or series of the corporation to such persons, at such times and upon such terms and conditions as the Board shall determine, valuing all nonmonetary consideration and establishing a price in money or other consideration, or a minimum price, or a general formula or method by which the price will be determined.

3.3)                             Issuance of Rights to Purchase Shares.  The Board of Directors is further authorized from time to time to grant and issue rights to subscribe for, purchase, exchange securities for, or convert securities into, shares of the corporation of any class or series, and to fix the terms, provisions and conditions of such rights, including the exchange or conversion basis or the price for which such shares maybe purchased or subscribed.

3.4)                             Issuance of Shares to Holders of Another Class or Series.  The Board is further authorised to issue shares of one class or series to holders of that class or series or to holders of another class or series to effectuate share dividends or splits.

3.5)                             Description of Classes of Common Stock.  The terms, conditions, relative rights, voting power, preferences and restrictions of the Voting Common Stock and the Nonvoting Common Stock are as follows:

(a)                                  Voting.  The Voting Common Stock shall be the sole voting stock of the corporation, and the right to vote shall not accrue to any stock other than Voting Common Stock except as otherwise required by law.

(b)                                 Dividends.  The holders of record of outstanding Nonvoting Common Stock shall be entitled to receive dividends when, as, and in the amount declared by the Beard of Directors out of any assets legally available therefore in pari passu with the holders of record of outstanding Voting Common Stock.

(c)                                  Liquidation.  For w poses of liquidation and dissolution, of determining book value of Common Stock, and of any other determinations, the capital and surplus allocated to Common Stock shall be allocated equally among all outstanding shares of Common Stock, whether Voting or Nonvoting.

(d)                                 Conversion.  Each Nonvoting Common Share shall be convertible into fully paid and nonassessable Voting Common Shares upon such terms and conditions as may be established by the Board of Directors from time to time.

ARTICLE 4 - RIGHTS OF SHAREHOLDERS

4.1)                             Preemptive Rights. No shares of any class or series of the corporation shall entitle the holders to any preemptive rights to subscribe for or purchase additional shares of that class or series or any other class or series of the corporation now or hereafter authorized or issued.

4.2)                             Cumulative Voting Rights. There shall be no cumulative voting by the shareholders of the corporation.

ARTICLE 5 - MERGER. EXCHANGE, SALE AND DISSOLUTION

5.1)                             Where approval of shareholders is required by law, the affirmative vote of the holders of at least a majority of the voting power of all shares entitled to vote shall be required to authorize the corporation (i) to merge into or with one or more other corporations, (ii) to exchange its shares for shares of one or more other corporations, (iii) to sell, lease, transfer or otherwise dispose of all or substantially all of its property and assets, including its good will, or (iv) to commence voluntary dissolution.

ARTICLE 6 – AMENDMENT OF ARTICLE OF INCORPORATION

6.1)                             Any provision contained in these Articles of Incorporation maybe amended, altered, changed or repealed by the affirmative vote of the holders of at least a majority of the voting power of all shares entitled to vote or such greater percentage as may be otherwise prescribed by the laws of the State of Minnesota.

IN WITNESS WHEREOF, I have hereunto set my hand this 12th day of February, 1986.

/s/ Paul D. Ness
Paul D. Ness, Secretary

STATE OF MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)

The foregoing instrument was acknowledged before me this 12th day of February, 1986, by Paul D. Ness.

/s/ Andrew L. Coulter
Notary Public

ARTICLES OF AMENDMENT OF
RESTATED ARTICLES OF INCORPORATION
OF
POLYMER COMPOSITES, INC.

Pursuant to the provisions of Minnesota Statutes, Section 302A.135, the following amendment of Section 4.1 of Article 4 of the Restated Articles .of Incorporation of Polymer Composites, Inc. was adopted by a majority vote of the out-standing voting shares of the corporation present in person or by proxy at a special meeting of the shareholders held on February 12, 1986, said amendment to be effective as of February 21, 1986:

“4.1)  Preemtive Rights.  Each holder of shares of any class or series of the corporation has the preemptive rights provided by law.”

I swear the foregoing is true and accurate and that I have the authority to sign this document on behalf of the corporation.

/s/ Paul D. Ness,
Paul D. Ness, Secretary

STATE OF MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)

The foregoing instrument was acknowledged before me this 12th day of February, 1986, by Paul D. Ness.

/s/ Andrew L. Coulter
Notary Public

DESIGNATION OF CONVERSION RIGHTS
OF NONVOTING COMMON STOCK
of
POLYMER COMPOSITES, INC.

I, Paul D. Ness, Secretary of Polymer Composites, Inc., a Minnesota corporation, do hereby certify that pursuant to the provisions of Minnesota Statutes, Section 302A.401, Subdivision 3 and section 3.5(d) of the Articles of Incorporation of Polymer Composites, Inc., the corporation’s Board of Directors, at a meeting of the Board duly convened and held on February 14, 1986, adopted the form of resolution attached hereto setting the conversion rights of the corporation’s Nonvoting Common Stock.

I swear that the foregoing is true and accurate and that I have the authority to sign this document on behalf of the corporation.

POLYMER COMPOSITES, INC.

/s/ Paul D. Ness,
Paul D. Ness, Secretary

STATE OF MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)

The foregoing instrument was acknowledged before me this 21st day of March, 1986, by Paul D Ness, Secretary of Polymer Composites, Inc., a Minnesota corporation, on behalf of the corporation.

/s/ Margaret Bisek
Notary Public

Conversion.   At the election of the holder thereof at any time on or after May 10, 1990, each share of Nonvoting Common Stock shall be convertible into one fully paid and nonassessable share of Voting Common Stock; provided, however, that in the event (the holder) certifies in writing to the Company that the conversion of Nonvoting Common Stock into Voting Common Stock prior to May 10, 1990 would not cause (the holder) to be in violation of any agreement binding on it, such conversion may be made prior to May 10, 1990. In order to convert such Nonvoting Common Stock into Voting Common Stock, the holder shall be required to give the company ten (10) days’ prior written notice of its intent to convert . . .

ARTICLES OF AMENDMENT OF
RESTATED ARTICLES OF INCORPORATION
OF
POLYMER COMPOSITES, INC.

Pursuant to the provisions of Minnesota Statutes, Section 302A.135, the following amendment of Section 3.1 of Article 3 of the Restated Articles of Incorporation of Polymer Composites, Inc. and the creation of Section 7.1 of Article 7 of the Restated Articles of Incorporation of Polymer Composites, Inc. were adopted, at a special meeting of the shareholders held on May 14, 1987 by the affirmative vote of the holders of at least a majority of the voting power of all shares entitled to vote, said amendments to he effective upon filing with the Secretary of State of the State of Minnesota;

“3.1)  Authorized Shares.  The aggregate number of shares the corporation has the authority to issue shall be 10,000,000 shares, which shall have a par value of $.01 per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of the corporation, and which shall consist of 9,200,000 shares of Voting Common Stock and 800,000 shares of Nonvoting Common Stock.”

And:

“7.1)  To the fullest extent permitted by the Minnesota Business Corporation Act as the same exists or may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.”

I swear the foregoing is true and accurate and that I have the authority to sign this document on behalf of the corporation.

/s/ Paul D. Ness,
Paul D. Ness, Secretary

STATE OF MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)

The foregoing instrument was acknowledged before me this 29th day of March, 1987 by Paul D Ness.

/s/ David C. Groruo
Notary Public

ARTICLES OF AMENDMENT OF
RESTATED ARTICLES OF INCORPORATION
OF
POLYMER COMPOSITES, INC.

Pursuant to the provisions of Minnesota Statutes, Section 302A.135 and Section 302A.139, the following amendment of Section 1.1 of Article 1 of the Restated Articles of Incorporation of Polymer Composites, Inc. was adopted by unanimous written consent of the holders of all of the outstanding shares entitled to vote thereon on December 1, 1997, and amendment to be effective upon filing with the Secretary of State of the State of Minnesota.

“1.11  The name of the Corporation shall be TICONA CELSTRAN, INC.”

I swear the foregoing is true and accurate and that I have the authority to sign this document on behalf of the corporation.

/s/ John Kacani
John Kacani
Vice President

STATE OF NEW JERSEY	)
) ss.
COUNTY OF SOMERSET	)

The foregoing instrument was acknowledged before me this 2nd day of December, 1997 by John Kacani.

s/ Mary Erin Brennan
Notary Public